Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (the "Registration Statement") of our report dated March 15, 2008, relating to the financial statements of TXCO Resources Inc. (the "Company"), which were included in the Company's Annual Report on Form 10-K, for the year ended December 31, 2007. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Akin, Doherty, Klein & Feuge, P.C.

Akin, Doherty, Klein & Feuge, P.C.
April 4, 2008